UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):	August 14, 2012

Ralcorp Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or Other Jurisdiction of Incorporation)	1-12619 (Commission File Number)	43-1766315 (IRS Employer Identification Number)

800 Market Street
St. Louis, Missouri 63101
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code	(314) 877-7000
____________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Ralcorp Holdings, Inc. (“Ralcorp”) reported that, effective June 30, 2013, Walter N. George will no longer serve as Corporate Vice President of Ralcorp and President of American Italian Pasta Company.  Prior to such date, Mr. George will work with Richard R. Koulouris on the transition of Ralcorp’s pasta business into a new single center-store private brand food business.

    Biographical and similar information regarding Messrs. George and Koulouris was previously reported in Ralcorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 under the caption “Executive Officers” and is incorporated herein by reference.

    There are no adjustments to compensation related to the separation described above, except that, effective upon his separation from employment with Ralcorp, Mr. George will receive a severance payment equal to $385,000 and certain other benefits detailed in a Separation and Release Agreement (the “Agreement”) between Ralcorp and Mr. George dated August 14, 2012.  Pursuant to the Agreement, Mr. George has agreed not to compete with the Company and not to solicit employees of the Company for a period of 12 months from the date of his separation from employment.  A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.  The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement set forth on Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Number	Description

10.1	Separation and Release Agreement, dated as of August 14, 2012, by and between Ralcorp Holdings, Inc. and Walter N. George

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ralcorp Holdings, Inc.
(Registrant)

Date: August 17, 2012	By: /s/ S. Monette
S. Monette
Corporate Vice President and Chief Financial Officer

Exhibit Index

Number	Description

10.1	Separation and Release Agreement, dated as of August 14, 2012, by and between Ralcorp Holdings, Inc. and Walter N. George